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                                                              Exhibit 99a
                                                              -----------








                        STOCK PURCHASE AND SALE AGREEMENT

                                 BY AND BETWEEN

                                ARIEL CORPORATION

                                       AND

                             ALIS TECHNOLOGIES INC.


                                NOVEMBER 23, 1998







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                        STOCK PURCHASE AND SALE AGREEMENT

         THIS AGREEMENT is made, effective as of the 23rd day of November, 1998, by and among Ariel Corporation, a Delaware corporation having its principal place of business at 2540 Route 130, Cranbury, New Jersey 08572 ("Ariel"), Alis Technologies Inc., a corporation organized under the laws of Canada, having its principal place of business at 100 Alexis Nihon Boulevard, Suite 600, Montreal, Canada H4M 2PZ ("Alis"), and the sole stockholder of Solutions for Communications & International ISDN, a French stock corporation registered with the Commercial Register of Paris under No. 338 679 731 having a principal place of business at 31/65, Boulevard du General Martial Valin, 75015 Paris, France ("SCii").

                                    RECITALS
                                    --------

         WHEREAS, Alis owns all of the outstanding capital shares of SCii (the "SCii Stock"), which shares represent all of the issued and outstanding shares of capital stock of SCii and has, directly or through a wholly owned subsidiary, advanced to SCii the aggregate amount of approximately FF7,500,000 (US$1,355,042), all as more particularly set forth on Schedule 2.2 hereto (together with all accrued and unpaid interest thereon and all other amounts due in connection therewith, the "Advances"); and

         WHEREAS, Ariel wishes to purchase from Alis and Alis wishes to sell to Ariel, all of the SCii Stock and Alis' rights to repayment of the Advances (the "Repayment Rights"), on the terms and conditions set forth below.

         NOW, THEREFORE, intending to be legally bound hereby, and in consideration of the mutual premises and the representations, warranties and covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.       Sale and Purchase of the SCii Stock.
         -----------------------------------

         1.1 Sale and Purchase of the SCii Stock. Subject to the terms, provisions and conditions of this Agreement and upon the basis of the representations and warranties made herein, at the Closing (as defined below) Alis shall sell, assign and transfer to Ariel (a) all of the SCii Stock set forth on Schedule 3.1 annexed hereto by delivering a transfer certificate or certificates representing such SCii Stock (an "Ordre de Mouvement") duly endorsed for transfer, and (b) the Repayment Rights, in consideration of the purchase price (the "Purchase Price") set forth in Section 2 hereof.

         1.2 Closing. The closing (the "Closing") of the sale and purchase of the SCii Stock under this Agreement shall take place at the offices of Gadsby & Hannah LLP, 225 Franklin Street, Boston, Massachusetts 02110, at 10 o'clock a.m. on the date hereof. The date of the Closing is hereinafter referred to as the "Closing Date." At Closing:

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         (a)      Alis shall deliver to Ariel:

               (i) duly endorsed transfer certificates representing the SCii Stock ("Ordre de Mouvement");
              (ii)     the Escrow Agreement annexed hereto as Exhibit A;
             (iii)     original instruments evidencing the Advances;
              (iv)     an opinion of counsel from (i) Desjardins Ducharme
                       Stein Monast, counsel to Alis and from (ii) Jeannin Delhomme Bregou, counsel to SCii, both annexed hereto as Exhibit C;
               (v)     [intentionally omitted];
              (vi) any consents required pursuant to Schedule 3.11 of this Agreement;
             (vii) all of the corporate records or minute books prepared and kept in compliance with French Company Law, stock certificate books ("attestation d'inscription en compte") reflecting the registration of Ariel as the sole owner of the SCii Stock, documents and seals of SCii not previously delivered to Ariel;
            (viii) a certificate from the President du Conseil d'Administration of SCii dated the Closing Date certifying as to true copies of all corporate action taken by the directors of SCii relative to this Agreement and all related documents thereto, and the By-Laws of SCii as amended to date (the "President's Certificate");
              (ix) a certificate from Alis dated the Closing Date certifying as to true copies of all corporate action taken by the directors of Alis relative to this Agreement and all related documents thereto, and the Certificate of Incorporation or Memorandum of Organization and the By-Laws of Alis, all as amended to date (the "Secretary's Certificate");
               (x) evidence of release from and termination of all previous stockholders of SCii together with covenants of non-competition, non-solicitation and confidentiality received from such former stockholders; and
              (xi) evidence of the resignation or termination of each of Messrs. Mered, Cleroux, Lemay and Zerrouki and of Ms. Wachter, as an officer, director, employee and/or independent contractor, as applicable, effective prior to or as of the Closing Date.

         (b) Ariel shall deliver the Purchase Price to Alis as described in
Section 2 hereof.

2.       Purchase Price and Method of Payment

         2.1      Purchase Price.  At the Closing Ariel shall:

         (a) deliver to Alis the sum of Two Million Five Hundred Eighty Thousand Seventy Three and 00/100 U.S. Dollars (US$2,580,073.00), such payment to be made by check); and

         (b) deliver to the Escrow Agent the sum of Five Hundred Thousand and 00/100 U.S. Dollars (US$500,000.00) to be held in escrow pursuant to the terms of Escrow Agreement.

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The sums in subsections (a) and (b) of this Section 2.1 are collectively referred to herein as the "Purchase Price".

         2.2 Allocation of Purchase Price. The parties agree that (i) the Purchase Price shall be allocated in the manner set forth in Schedule 2.2 hereto, and (ii) no party will take any action with any third party, including any governmental authority, that is inconsistent with such allocation.

         2.3 Taxes. Alis agrees to pay any and all taxes, including income and capital gains taxes as relates to Alis' disposition of the SCii Stock or the Advances, and any stamp and documentary tax, arising by virtue of the sale or transfer of the SCii Stock and the receipt of the Purchase Price, if any. If the registration of this Agreement with tax authorities is requested, for any reason, by one of the parties, such party shall bear all costs and expenses, including registration duties.

3.       Representations and Warranties of Alis.
         --------------------------------------

         For purposes of this Section, the following terms shall have the meanings provided:

         "Authority" means any governmental authority, body, agency, or department, whether federal, provincial, national, regional, departemental or municipal;

         "Debt" means all current liabilities and long term debt of SCii and its Subsidiaries;

         "Intellectual Property" means the entire right, title and interest in and to all proprietary rights of every kind and nature, including patents, copyrights, trademarks, mask works, trade secrets and proprietary information, and all applications for any of the foregoing, and any license or agreements granting rights related to the foregoing (i) subsisting in, covering, reading on, directly applicable to or existing in SCii's or its Subsidiaries' products and services, as set forth on Schedule II hereto or its technology, including, without limitation, all Intellectual Property identified in Schedule 3.14; (ii) that are owned, licensed or controlled in whole or in part by SCii or its Subsidiaries; or (iii) that are used in or necessary to the development, manufacture, sales, marketing or testing of SCii's or its Subsidiaries' products and services.

         "Person" means an individual, partnership, unincorporated association, organization, syndicate, corporation, trust and a trustee, executor, administrator or other legal or personal representative;

         "Subsidiary" means any corporation with respect to which a specified Person (or Subsidiary thereof) owns a majority of common stock or otherwise has the power to vote or direct the voting of sufficient securities to elect a majority of the board of directors or otherwise direct the business and policies of that corporation; and

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         "Tax" means all governmental taxes, levies, duties, assessments, reassessments and other charges of any nature whatsoever, whether direct or indirect, including income tax, profits tax, gross receipts tax, corporation tax, sales and use tax, wage tax, payroll tax, employer's health tax, worker's compensation levy, capital tax, stamp duty, real and personal property tax, land transfer tax, customs or excise duty, excise tax, turnover or value added tax on goods sold or services rendered, withholding tax, social security and unemployment insurance charges (including ASSEDIC) or retirement contributions, and any interest, fines, additions to tax and penalties thereon.

         Alis represents and warrants to Ariel, upon which representations and warranties Ariel relies, and which representations and warranties shall survive the Closing through and until November 23, 2001 (except as set forth in Section
7.1 herein) regardless of any investigation by Ariel of the affairs of Alis and SCii, as follows:

         3.1 Capitalization of SCii. SCii's authorized capital stock consists of 19,688 shares, FF100 par value per share, all of which are issued and outstanding on the date hereof, all of which SCii Stock is owned by Alis as set forth on Schedule 3.1. All such issued and outstanding shares of capital stock have been and on the Closing Date will be duly and validly issued and are, or will be on such date, fully paid and non-assessable. There are not, and on the Closing Date there will not be, outstanding (i) any options, warrants or other rights to purchase from SCii any equity or debt security of SCii; (ii) any securities convertible into or exchangeable for any equity or debt security; or
(iii) any other commitments of any kind for the issuance of additional shares of equity or debt securities of SCii. No shares of capital stock of SCii have been repurchased or redeemed by SCii or are held by SCii.

         3.2 Authorization. This Agreement has been duly and validly executed and delivered by Alis. This Agreement and all other agreements and obligations entered into and undertaken in connection with the transactions contemplated hereby to which Alis is a party constitute the valid and legally binding obligations of Alis, as applicable, enforceable against it in accordance with their respective terms except insofar as enforceability may be limited by bankruptcy, insolvency, or similar laws affecting the rights of creditors and general equitable principles. The execution, delivery and performance by Alis of this Agreement and the agreements provided for herein, and the consummation by Alis of the transactions contemplated hereby and thereby, will not, with or without the giving of notice or the passage of time or both, (a) violate the provisions of any law, rule or regulation applicable to SCii or Alis; (b) violate the provisions of the By-laws, as amended, of SCii or Alis; (c) violate any judgment, decree, order or award of any court, governmental body or arbitrator; or (d) conflict with or result in the breach or termination of any term or provision of, or constitute a default under, or cause any acceleration under, or cause the creation of any indebtedness, contract, lease, license, permit, lien, charge or encumbrance upon the properties or assets of SCii pursuant to, any indenture, mortgage, deed of trust or other instrument or agreement to which SCii is a party or by which SCii or any of its properties is or may be bound.

         3.3 Organization. SCii is a corporation duly organized, validly existing and in good standing under the laws of France, and has all requisite power and authority (corporate and other)

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to own its properties and to carry on its business as now being conducted and as proposed to be conducted. SCii is duly qualified to do business and is in good standing in all jurisdictions in which its ownership of property or the character of its business requires such qualification and where failure to be so qualified would have a material adverse effect on SCii. In particular, all of SCii's secondary offices are duly registered with the French Registry of Commerce and Companies. Certified copies of the By-laws of SCii, as amended to date, as well as an original excerpt ("extrait k-bis") from the French Registry of Commerce and Companies, shall be delivered to Ariel at Closing, and shall be complete and correct, and no amendments shall have been made thereto or have been authorized since the date hereof. As of the date hereof, there has been no request for the annulment or the dissolution of SCii, nor any bankruptcy restructuring procedure ("redressment judiciaire") or judicial liquidation against SCii. As the date hereof, SCii is not insolvent ("etat de cessation de paiements") and is not under an obligation to apply for a bankruptcy restructuring procedure. There are no grounds upon which a third party could require the dissolution or winding up of the affairs of SCii. Subject to the provisions of this Section 3.3, Ariel acknowledges that Ariel may need to provide additional funds to SCii for short-term purposes after the Closing.

         3.4. Subsidiaries. Schedule 3.4 sets forth for each of SCii's Subsidiaries that comprise in whole or in part, SCii (i) its name and jurisdiction of incorporation, (ii) the number of shares of authorized capital stock of each class of its capital stock, (iii) the number of issued and outstanding shares of each class of its capital stock, the names of the record holders thereof, and the number of shares held by each such holder, (iv) the number of shares of its capital stock held in treasury and (v) its directors and officers. Each Subsidiary is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation. Each Subsidiary is duly authorized to conduct business and is in good standing as a foreign corporation in each jurisdiction listed in Schedule 3.4, which such jurisdictions are the only jurisdictions where the nature of the activities conducted by it or the character of the property owned, leased or operated by it make such qualification necessary or appropriate. Each Subsidiary has full corporate power and authority and all licenses, permits, and authorizations necessary to carry on the businesses in which it is engaged and in which it presently proposes to engage and to own and use the properties owned and used by it. Alis has delivered to Ariel correct and complete copies of the charter and by-laws (or equivalent documents) of each Subsidiary (each as amended to date). All of the issued and outstanding shares of capital stock of each Subsidiary have been duly authorized and are validly issued, fully paid, and nonassessable. SCii owns beneficially all of the outstanding shares of each Subsidiary that it holds of record, free and clear of any Taxes, liens, options, warrants, purchase rights, contracts and commitments. All operations relating to the acquisition merger, dissolution, liquidation or sale of existing or former subsidiaries were conducted in full compliance with applicable laws.

         3.5      Financial Statements

         (a) SCii Financial Statements. Annexed hereto as Schedule 3.5 are true and complete copies of SCii's unaudited financial statements as of June 30, 1998, if available (the "1998 Financial Statements"), and the audited financial statements as of December 31, 1997 (the "1997 Financial Statements") and December 31, 1996 (the "1996 Financial Statements") (collectively,

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the "1996, 1997 and 1998 Financial Statements" are referred to as the "Financial
Statements"). All such Financial Statements are in accordance with the books and records of SCii, and (i) present fairly and correctly the financial position of SCii as of the respective dates and for the respective periods indicated, including without limitation, the stockholders' equity of SCii, (ii) include all required material adjustments, and (iii) have been prepared in accordance with consistently applied French generally accepted accounting principles.

         (b) No Adverse Changes or Undisclosed Liabilities. Except as set forth on Schedule 3.5 or Schedule 3.20, since June 30, 1998, there has not occurred or arisen, whether or not in the ordinary course of business: (i) any material adverse change in the assets, financial condition, operations or business of SCii, or (ii) any event, condition or state of facts of any character known to Alis that might materially and adversely affect the results of operations, business, financial condition or prospects of SCii. Except as set forth on
Schedule 3.5, SCii and its Subsidiaries have no material liabilities or obligations, fixed, accrued, contingent or otherwise, which are not fully reflected or provided for on, or disclosed in the notes to, the Financial Statements except liabilities and obligations incurred in the ordinary course of business since June 30, 1998, none of which individually or in the aggregate has been or is materially adverse to the operations, business, financial condition or prospects of SCii.

         3.6 Accounts Receivable; Inventories. Except as set forth on Schedule 3.6, (i) any accounts receivable reflected on the Financial Statements have been collected or are collectible in the amounts shown, subject to a reasonable allowance for doubtful accounts as set forth in the Financial Statements; (ii) the inventories shown on the Financial Statements and the inventories acquired since June 30, 1998 consist of items of a quantity and quality rentable, usable or salable in the normal course of the business of SCii; and (iii) the value at which the inventories are carried on the Financial Statements reflect the lower of SCii's cost or net realizable market value.

         3.7      Tax Matters.

         (a) Adequate provision has been made by SCii in the Financial Statements for any Taxes due and unpaid at the date of the Financial Statements, or for the payment of any Tax installments due in respect of the current taxation year of SCii and its Subsidiaries. Except to the extent reflected or reserved against in the Financial Statements, SCii and its Subsidiaries are not liable for any Taxes. French national, regional, departemental or local income tax assessments or reassessments have been received by SCii covering all past periods through the 1997 fiscal year and SCii has paid all such assessments and reassessments, or where permitted by law, security therefor has been provided. No notices of objection or appeals are outstanding with respect to any assessment, reassessment or determination of SCii by any Authority. Except as disclosed in Schedule 3.7, there are no actions, suits, audits, investigations, claims or other proceedings pending or, to Alis' knowledge, after due inquiry, threatened, against SCii in respect of any Taxes and there are no facts or circumstances known to Alis, or acts, omissions, events, transactions, or series of transactions (including the entering into and/or completion of this Agreement) occurring wholly or partly on or before the Closing, which could, or are likely to, give rise to any such actions, suits, investigations, claims or other proceedings. There are no

                                      -6-
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agreements, waivers or other arrangements providing for an extension of time with respect to the filing of any Tax return or the payment of any Taxes by SCii or its Subsidiaries. Copies of all assessments or other notices sent to SCii or its Subsidiaries by any Tax Authority have been delivered to Ariel.

         (b) SCii and its Subsidiaries have on a timely basis filed all Tax returns, information returns, reports, elections, designations, and other filings required to be filed by them pursuant to any Tax legislation. No such filing has contained any material misstatement or omitted any statement of any material fact that should have been included therein. SCii and its Subsidiaries have not and are not required to file any Tax returns, information returns or designations in any jurisdiction outside France or the United Kingdom.

         (c) SCii and its Subsidiaries have withheld and remitted to the proper authority, or where permitted by law provided security for, on a timely basis and in a form required under the appropriate Tax legislation, all amounts in respect of Taxes, including unemployment insurance premiums and any other deductions required to be withheld and remitted by it.

         (d) There is no deductible outlay or expense owing by SCii or its Subsidiaries to a person with whom they were not dealing at arm's length at the time the outlay or expense was incurred which is unpaid and which will be included in SCii's or its Subsidiaries' income for any taxation year ending on or after the Closing Date;

         (e) SCii or its Subsidiaries do not have any loans or indebtedness outstanding which have been made to directors, former directors, officers, shareholders or employees of SCii or its Subsidiaries or to any person or corporation not dealing at arm's length with any of the foregoing;

         (f) SCii and its Subsidiaries have not either directly or indirectly, transferred property to or acquired property from a Person with whom SCii or its Subsidiaries was not dealing at arm's length for consideration other than consideration equal to the fair market value of the property at the time of the disposition or acquisition thereof;

         (g) All of the interest which has been paid or is payable by SCii or its Subsidiaries in respect of their Debt is deductible in calculating SCii's or its Subsidiaries' income for Tax purposes;

         (h) All of the tangible personal property of SCii and its Subsidiaries is located in Montpelier, France, Paris, France, and Portsmouth, England;

         (i) SCii and its Subsidiaries have paid all retail sales tax on the tangible personal property acquired by them;

         (j) No revenues and expenses relating to a period prior to the Closing Date have been received, accrued or paid, as the case may be, at conditions which would be characterized as an "acte anormal de gestion" (as defined by French courts).

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         3.8 Title to Properties. SCii and its Subsidiaries have good and marketable title to all of their respective properties and assets reflected in the Financial Statements or acquired since June 30, 1998 except properties and assets disposed of in the ordinary course of business since June 30, 1998 or referred to on Schedule 3.8, and none of such properties or assets is subject to any mortgage, pledge, lien, security interest, lease, charge, encumbrance, objection, claim or joint ownership, except as shown on Schedule 3.8. All leases listed on Schedule 3.8 are legal, valid, binding, enforceable and in full force and effect on identical terms following the consummation of the transactions contemplated hereby, and no default exists now or will exist as of the date of the Closing. Except for its interest as a tenant of real property leased to it, or as set forth on Schedule 3.8, SCii does not own any right, title or interest in or to real property of any kind. The going concern ("fonds de commerce") operated by SCii is fully owned by SCii. It has been lawfully and validly created, purchased or contributed to and, except as set forth in Schedule 3.8 hereof, is free from any pledge, security, privilege or any other similar third party rights of any kind and has not been leased by SCii to any third party pursuant to a "location gerance" agreement.

         3.9 Agreements, Contracts and Commitments. Except as shown on Schedule 3.9, SCii and its Subsidiaries are not a party to or liable in connection with and have not made or granted any oral or written:

         (a) agreement (or group of related agreements) for the lease of personal property to or from any person or entity providing for lease payments in excess of US$25,000 (or its equivalent in other currency);

         (b) agreement (or group of related agreements) for the purchase or sale of raw materials, commodities, supplies, products, or other personal property, or for the furnishing or receipt of services, the performance of which will extend over a period of more than one (1) year, result in a material loss or involve consideration in excess of US$25,000 (or its equivalent in other currency);

         (c) agreement concerning a partnership or joint venture;

         (d) agreement (or group of related agreements) under which it has created, incurred, assumed, or guaranteed any indebtedness in excess of US$25,000 (or its equivalent in other currency) or under which it has imposed a lien on any of its assets, tangible or intangible;

         (e) agreement entered into between SCii and its Subsidiaries;

         (f) profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance, or other material plan or arrangement for the benefit of the current or former directors, officers, and employees of SCii;

         (g) agreement providing for the employment or consultancy with any individual on a full-time, part-time, consulting or other basis providing annual compensation in excess of US$25,000 (or its equivalent in other currency) or providing severance or retirement benefits;

                                      -8-
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         (h) agreement under which it has advanced or loaned any amount to any of the directors, officers, or employees of SCii and its Subsidiaries other than in the ordinary course of business;

         (i) agreement under which the consequences of a default or termination could have a material adverse effect on the business, financial condition, operations, results of operations, or future prospects of SCii;

         (j) contract or arrangement with any federal, state or local government agency;

         (k) other agreement (or group of related agreements) the performance of which involves consideration in excess of US$25,000 (or its equivalent in other currency);

         (l) note, loan, credit, security or guaranty agreement or other obligation relating to the borrowing of money;

         (m) license agreement, or sales representative, agency, distributor, franchise, advertising or property management agreement;

         (n) insurance or indemnity contract, bank account and other depositary arrangement (including the names of persons authorized to draw thereon) or power of attorney (on behalf of any person or entity, including Alis, in respect of SCii, its assets, liabilities or business);

         (o) agreement, not elsewhere specifically disclosed pursuant to this Agreement, involving, or providing any benefit to, any officer, director, employee or stockholder of SCii;

         (p) agreement or arrangement for the sale of any of SCii's assets or the grant of any preferential rights to purchase any of its assets, property or rights or requiring the consent of any party to the transfer and assignment of such assets, property or rights; and

         (q) contracts, agreements or other arrangements imposing a confidentiality, non-competition or non-solicitation obligation on SCii.

         (r) contracts or agreements which contain a change of control provision under which SCii's contracting party is entitled to terminate the contract or agreement in the event of a transfer of all or substantially all of SCii's stock.

Each of Alis and SCii has delivered to Ariel a correct and complete copy of each written agreement listed in Schedule 3.9 and a written summary setting forth the terms and conditions of each oral agreement referred to in Schedule 3.9. Except as disclosed in Schedule 3.9, with respect to each such agreement: (i) the agreement is legal, valid, binding, enforceable, and in full force and effect and each such agreement has not been terminated or expired or if it has expired, such agreement has been renewed on the same terms and conditions as the previously existing contract; (ii) subject to Ariel obtaining the necessary consents disclosed in Schedule 3.11 hereto, the agreement will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby; (iii) SCii is not, and to Alis' knowledge after due inquiry no other party is, in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration, under the agreement; and (iv) SCii is not, and to Alis' knowledge after due inquiry no other party has, repudiated any provision of the agreement. The provisions of the paragraph regarding the enforceability of any provision of such agreements may be subject to, or affected by, applicable bankruptcy, insolvency, fraudulent conveyance or transfer laws, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally, or by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         3.10 Employee Benefit and Pension Plans. Except as set forth in
Schedule 3.10, SCii and its Subsidiaries do not participate in or contribute to any retirement plans, profit-sharing schemes, incentive plans or other optional social regimes (the "Benefit Plans") in favor of present or past employees or in favor of the heirs or present or past employees other than those required by applicable laws, regulations, collective bargaining agreements for the industry and company collective labor agreement with SCii and its Subsidiaries.

         SCii and its Subsidiaries are in compliance in all material respects with their obligations under the Benefit Plans and the social regimes that generally cover: death, work incapacity, disability, health and unemployment required by applicable laws, regulations, collective bargaining agreements for the industry and company collective labor agreements with SCii and its Subsidiaries. SCii and its Subsidiaries have no direct or indirect actual or contingent liability for any Benefit Plan or any social regimes required by applicable laws, regulations, collective bargaining agreements for the industry and company collective labor agreements, other than to make payments for contributions, premiums or benefits when due. All such payments have been made on a timely basis.

         3.11 Required Consents, No Default. Except as described in Schedule 3.11, neither the execution and delivery of this Agreement nor compliance by SCii or Alis with its terms and provisions will require the affirmative consent, approval, order or authorization of or any registration, declaration or filing with any third party or governmental authority or result in any default or breach of its By-laws, as amended, or any indenture, mortgage, lease, loan or other agreement to which it is a party or is bound or to which its properties are subject. Schedule 3.11 sets forth a true, correct and complete list of the identities of any person or entity whose consent or approval is required to effectuate the transactions contemplated by this Agreement; and also sets forth the matter, agreement or contract to which such consent related. SCii or its Subsidiaries are not in default under or in violation of any provision of their respective By-laws, as amended. SCii or its Subsidiaries are not in default under or in violation of any provision of any indenture, mortgage, lease, loan or other agreement to which each entity is a party or is bound or to which its properties are subject, except such defaults as are set forth in Schedule 3.11, none of which individually or in the aggregate, has been or is materially adverse to the operations, business, financial condition or prospects of SCii.

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         3.12 Litigation. Except as set forth on Schedule 3.12 attached hereto
(a) there are no judicial or administrative actions, claims, suits, proceedings or investigations to which Alis or SCii or its Subsidiaries is a party (either as a plaintiff or defendant) pending or, to Alis' knowledge, threatened before any court or governmental agency, authority, body or arbitrator and, to Alis' knowledge, there is no basis for any such action, claim, suit, proceeding or investigation; (b) neither SCii or its Subsidiaries nor, to Alis' knowledge, any officer, director or employee of SCii or its Subsidiaries has been permanently or temporarily enjoined by any order, judgment or decree of any court or any governmental agency, authority or body from engaging in or continuing any conduct or practice in connection with the business, assets, or properties of SCii or its Subsidiaries; and (c) there is not in existence on the date hereof any citations, fines or penalties assessed, or any order, judgment or decree of any court, tribunal or agency enjoining or requiring Alis, SCii or its Subsidiaries to take any action of any kind with respect to SCii's or its Subsidiaries' business, assets or properties.

         3.13 No Broker's or Finder's Fees. Except as set forth in Schedule 3.13, No agent, broker, investment banker, person or firm acting on behalf of Alis, SCii or any of its Subsidiaries or Affiliates (as defined in Section 3.21 hereto) or under the authority of any of them is or will be entitled to any broker's or finder's fee or any other commission or similar fee directly or indirectly in connection with any of the transactions contemplated herein.


         3.14 Intellectual Property.

         (a) SCii owns or has the right to use pursuant to license, sublicense, agreement, or permission all Intellectual Property. Subject to obtaining all necessary consents as disclosed in Schedule 3.11, each item of Intellectual Property owned or used in connection with the business of SCii and its Subsidiaries immediately prior to the Closing hereunder will be owned or available for use by SCii and its Subsidiaries on identical terms and conditions immediately subsequent to the Closing hereunder. Except as disclosed in Schedule
3.14 hereto, Alis has taken all necessary and desirable action which is usual and customary for businesses of the type as SCii to maintain and protect each item of Intellectual Property that SCii and its Subsidiaries own or use.

         (b) Except as disclosed in Schedule 3.14, SCii and its Subsidiaries have not interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of third parties, and there has never been any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that SCii or its Subsidiaries must license or refrain from using any Intellectual Property rights of any third party). To the knowledge of the directors and officers (and employees with responsibility for Intellectual Property matters) of SCii and its Subsidiaries, no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of SCii or its Subsidiaries.

         (c) Except as disclosed in Schedule 3.14, all of SCii's or its Subsidiaries' employees, officers and directors that have participated in the development of the Products have entered into agreements with SCii assigning all right, title and interest in the Intellectual Property therein to SCii, subject to applicable laws. Pursuant to such agreements or applicable law, SCii owns all of the right, title and interest of their employees, officers and directors to any Intellectual Property in the Products.

         (d) Schedule 3.14 identifies each patent or registration which has been issued to SCii with respect to its Intellectual Property, identifies each pending patent application or application for registration which has been made with respect to SCii's Intellectual Property, and identifies each license, agreement, or other permission which SCii has granted to any third party with respect to any of the Intellectual Property. Alis has delivered to Ariel correct and complete copies of all such patents, registrations, applications, licenses, agreements, and permissions (as amended to date) and have made available to Ariel correct and complete copies of all other written documentation evidencing ownership and prosecution (if applicable) of each such item. Schedule 3.14 also identifies each trade name or unregistered trademark or servicemark used by SCii or its Subsidiaries in connection with their business. With respect to each item of Intellectual Property required to be identified in Schedule 3.14:

                  (i) except as disclosed in Schedule 3.14, SCii possesses all right, title, and interest in and to the item, free and clear of any lien, license, or other restriction;

                  (ii) the item is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

                  (iii) no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or, to the knowledge of the directors and officers (and employees with responsibility for Intellectual Property matters) of SCii and its Subsidiaries, is threatened which challenges the legality, validity, enforceability, use, or ownership of the item; and

                  (iv) SCii and its Subsidiaries have never agreed to indemnify any person or entity for or against any interference, infringement, misappropriation, or other conflict with respect to the item.

         (e) Schedule 3.14 identifies each item of Intellectual Property that any third party owns and that SCii or its Subsidiaries use in connection with their business pursuant to license, sublicense, agreement, or permission. Alis has delivered to Ariel correct and complete copies of all such licenses, sublicenses, agreements, and permissions (as amended to date). With respect to each item of Intellectual Property required to be identified in Schedule 3.14:

                  (i) the license, sublicense, agreement, or permission covering the item is legal, valid, binding, enforceable, and in full force and effect;

                  (ii) subject to obtaining necessary consents as disclosed in
         Schedule 3.14, the license, sublicense, agreement, or permission will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby;

                  (iii) no party to the license, sublicense, agreement, or permission is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification, or acceleration thereunder;

                  (iv) to Alis' knowledge, no party to the license, sublicense, agreement, or permission has repudiated any provision thereof;

                  (v) with respect to each sublicense, the representations and warranties set forth in subsections (i) through (iv) above are true and correct with respect to the underlying license;

                  (vi) the underlying item of Intellectual Property is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

                  (vii) no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or, to the knowledge of Alis, the directors and officers (and employees with responsibility for Intellectual Property matters) of SCii and its Subsidiaries, is threatened, which challenges the legality, validity, or enforceability of the underlying item of Intellectual Property; and

                  (viii) SCii and its Subsidiaries have not granted any sublicense or similar right with respect to the license, sublicense, agreement, or permission.

         (f) To Alis' knowledge, SCii and its Subsidiaries will not interfere with, infringe upon, misappropriate, or otherwise come into conflict with, any Intellectual Property rights of third parties as a result of the continued operation of their businesses as presently conducted and proposed to be conducted.

         3.15 Product Warranties; Defects; Liability. To Alis' knowledge, each product manufactured, sold, leased, or delivered by SCii or its Subsidiaries has been in conformity in all material respects with all applicable French, European Union or foreign laws and regulations, contractual commitments and all express and implied warranties, and SCii and its Subsidiaries have no liability (and there is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand giving rise to any liability) for replacement or repair thereof or other damages in connection therewith, subject only to the reserve for product warranty claims set forth on the face of the most recent Financial Statements (rather than in any notes thereto) which such reserve is adequate to address all such liabilities. Except as disclosed in
Schedule 3.15, no product manufactured, sold, leased, or delivered by SCii or its Subsidiaries is subject to any guaranty, warranty, or other indemnity beyond the applicable standard terms and conditions of sale or lease. Schedule 3.15 includes copies of the standard terms and conditions of sale or lease for SCii products (containing applicable guaranty, warranty, and indemnity provisions). To Alis' knowledge, SCii and its Subsidiaries have no liability (and there is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rise to any liability) arising out of any injury to individuals or property as a result of the ownership, possession, or use of any product manufactured, sold, leased, or delivered by SCii or its Subsidiaries and there has been no inquiry or investigation made in respect thereof by any person or entity including any governmental or administrative agency.

         3.16 Year 2000. Except as set forth on Schedule 3.16, (i) all of SCii's or its Subsidiaries' computer or operating systems can recognize and shall recognize the advent of the year 2000; and (ii) can correctly recognize and manipulate date information relating to dates before, on or after January 1, 2000; and (iii) the operation and functionality of such computer or operating systems will not be adversely affected by the advent of the year 2000 or any manipulations of data featuring date information relating to dates before, on or after January 1, 2000. Further, except as set forth on Schedule 3.16, (a) all of SCii's or its Subsidiaries' products can recognize and shall recognize the advent of the year 2000; and (b) can correctly recognize and manipulate date information relating to dates before, on or after January 1, 2000; and (c) the operation and functionality of such products will not be adversely affected by the advent of the year 2000 or any manipulations of data featuring date information relating to dates before, on or after January 1, 2000.

         3.17 Governmental Consents. Except as set forth on Schedule 3.17 hereto, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any governmental or European Union authority is required to be obtained or made by Alis or SCii in connection with the execution and delivery of this Agreement or the sale and delivery of the SCii Stock, as contemplated by this Agreement, except such filings as shall have been made prior to and shall be effective on and as of the Closing.

         3.18 Compliance with Agreements and Laws. SCii and its Subsidiaries have all requisite licenses, permits and certificates, including environmental, health and safety permits, from authorities necessary to conduct its business as currently conducted (collectively, the "Permits"), all of which Permits are listed on Schedule 3.18 and all of which are valid and subsisting and in good standing and will be unaffected by the transactions contemplated by this Agreement. The business of SCii and its Subsidiaries as conducted through the date hereof has not violated any French, European Union or foreign laws, regulations or orders (including, but not limited to, any of the foregoing relating to employment discrimination, occupational safety, environmental protection, hazardous waste, conservation, or corrupt practices, and laws relating to the merger of Servoc, N.A. into SCii), the enforcement of which would have a material adverse effect on the business or prospects and operations of SCii or its Subsidiaries. Except as set forth on Schedule 3.18, SCii or its Subsidiaries have had no notice or communication from any French, European Union or foreign governmental or regulatory authority or otherwise of any such violation or noncompliance.

         3.19 Employee Relations.

         (a) SCii and its Subsidiaries are in compliance with all applicable material French, European Union or foreign laws respecting labor matters, such as, without limitation, all environmental, health and safety questions, all immigration requirements, the establishment and function of the institutions representing employees or unions, social security and tax law matters, employment and employment practices, terms and conditions of employment and wages and hours, and it is not engaged in any unfair labor practice, and no arrears in the payment of wages or social security taxes exist. Except as set forth in Schedule 3.19, SCii, and its Subsidiaries are not the subject of any particular proceedings by the French Labor Inspector ("Inspecteur du Travail") or similar foreign authorities for failure to comply with French labor laws.

         (b) SCii or its Subsidiaries have not made any agreements, whether directly or indirectly, with any labor union, employee association or other similar entity or made commitments to or conducted negotiations with any labor union or employee association or similar entity with respect to any future agreements except for those described in Schedule 3.19. No trade union, employee association or other similar entity has any bargaining rights acquired by either certification or voluntary recognition with respect to the employees of SCii or its Subsidiaries except as set forth in Schedule 3.19. Alis is not aware of any current attempts to organize or establish any other labor union, employee association or other similar entity. Applicable industry-wide collective bargaining agreements are set forth on Schedule 3.19 hereto.

         (c) To Alis' or that of the directors and officers (and employees responsible for employment matters) of SCii's knowledge, except for Sabri Mered and Evelyn Wachter (who each shall resign or be terminated as of or prior to the Closing), no executive, key employee, or group of employees relating to SCii or its Subsidiaries has any plans to terminate employment with SCii or its Subsidiaries. SCii or its Subsidiaries have not experienced any labor disputes or work stoppage due to labor disagreements with regard to SCii's or its Subsidiaries' business.

         3.20 Absence of Changes. Since June 30, 1998 and except as disclosed in
Schedule 3.20, SCii has operated and conducted its business and that of its Subsidiaries only in the ordinary course of business and, with respect to, by and on behalf of SCii or its Subsidiaries, there has not been:

                  (a) any sale, lease, transfer, or assignment of assets, tangible or intangible, other than sales of inventory for a fair consideration in the ordinary course of business;

                  (b) any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) entered into other than in the ordinary course of business and in an amount not in excess of US$25,000 (or its equivalent in other currencies);

                  (c) any acceleration, termination, modification, or cancellation of any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) involving payments of more than US$25,000 (or its equivalent in other currencies) to which SCii or its Subsidiaries is a party or by which it is bound;

                  (d) creation or imposition of any lien upon any assets, tangible or intangible;

                  (e) any capital expenditure (or series of related capital expenditures) involving more than US$10,000 (or its equivalent in other currencies) singly or US$50,000 (or its equivalent in other currencies) in the aggregate or outside the ordinary course of business;

                  (f) capital investment in, any loan to, or any acquisition of the securities or assets of, any other person (or series of related capital investments, loans, and acquisitions) involving payments of more than US$25,000 (or its equivalent in other currencies) or outside the ordinary course of business;

                  (g) issuance of any note, bond, or other debt security or created, incurred, assumed, or guaranteed any indebtedness for borrowed money or capitalized lease obligation involving payments of more than US$15,000 (or its equivalent in other currencies) singly or US$50,000 (or its equivalent in other currencies) in the aggregate;

                  (h) any delay or postponement of payment of accounts payable and other liabilities outside the ordinary course of business;

                  (i) any cancellation, compromise, waiver, or release of any right or claim or Indebtedness (or series of related rights and claims) involving payments of more than US$25,000 (or its equivalent in other currencies) or outside the ordinary course of business;

                  (j) grant of any license or sublicense of any rights or modification of any rights under or with respect to, or entered into any settlement regarding any infringement of its rights to, any Intellectual Property;

                  (k) any reason for Alis to believe that any major vendors, licensors, distributors and customers do not intend to continue with Ariel a business relationship on terms at least as favorable as the relationship such vendors, licensors, distributors and customers, as the case may be, currently have with SCii or its Subsidiaries;

                  (l) any suppliers that have terminated or intend to terminate or are considering terminating their respective business relationships or have modified or intend to modify such relationships with SCii or its Subsidiaries in a manner which is less favorable to SCii or its Subsidiaries or have agreed not to or will not agree to do business on such terms and subject to conditions at least as favorable as the terms and conditions as provided to SCii or its Subsidiaries on the date of the most recent balance sheet in its Financial Statements and Alis has no knowledge of any facts which would form the basis for such termination or modification or any threat or notification, orally or in writing of the foregoing;

                  (m) any damage, destruction, or loss (whether or not covered by insurance) to property used in SCii or its Subsidiaries;

                  (n) any loan to, or any other transaction with, any directors, officers and employees of SCii and its Subsidiaries outside the ordinary course of business;

                  (o) any employment contract or collective bargaining agreement entered into, written or oral, or modification of the terms of any existing such contract or agreement;

                  (p) any increase, modification or change in the compensation of any of the directors, officers, and employees outside the ordinary course of business;

                  (q) any adoption, amendment, modification or termination of any employee benefit plan or other plan, contract, or commitment for the benefit of any director, officer or employee of SCii and its Subsidiaries (or taken any such action with respect to any other employee plan);

                  (r) any modification or change in the employment terms for any of the directors, officers and employees or any offer of employment outside the ordinary course of business;

                  (s) any charitable or other capital contribution outside the ordinary course of business or any pledge to make such a contribution;

                  (t) any payment of any amount to any third party with respect to any liability or obligation (including any costs and expenses SCii or its Subsidiaries have incurred or may incur in connection with this Agreement and the transactions contemplated hereby);

                  (u) any modification or change in the application of generally accepted accounting principles from the manner in which it was applied in the most recent Financial Statements;

                  (v) any other material occurrence, event, incident, action, failure to act, or transaction outside the ordinary course of business; and

                  (w) any commitment to any of the foregoing.

         3.21 Indebtedness to and from Officers, Directors and Stockholders. Except as set forth on Schedule 3.21 hereto, SCii or its Subsidiaries are not, and on the Closing Date will not be, indebted, directly or indirectly, to any person who is an officer, director or stockholder of SCii or its Subsidiaries or any Affiliate (as hereinafter defined) of any such person in any amount whatsoever other than for salaries for services rendered or reimbursable business expenses, all of which have been reflected on the Financial Statements, and no officer, director, stockholder or Affiliate is indebted to SCii or its Subsidiaries except for advances made to employees of SCii or its Subsidiaries in the ordinary course of business to meet reimbursable business expenses anticipated to be incurred by such obligor. In addition, SCii or its Subsidiaries are not a party to any agreement or arrangement whereby they engage in a transaction of any kind with any Affiliate except on terms and conditions no less favorable to SCii or its Subsidiaries than would be customary for such transactions between unaffiliated parties or upon terms and conditions on which similar transactions with others could fairly be expected to be entered into. All agreements and arrangements with any Affiliate are fairly and accurately described in Schedule 3.21 and copies of all instruments constituting or related to the Notes have been delivered to Ariel. For purposes of this Agreement, "Affiliate" shall mean any officer, director or stockholder of an entity or any person or entity controlled by such officers, directors or stockholders.

         3.22 Conflicts of Interest. Except as set forth on Schedule 3.22 attached hereto, no officer, director or stockholder nor, to Alis' best knowledge, any Affiliate of any such Person (including Societe Civile des Informaticiens Independants), now has or within the last year had, either directly or indirectly:

         (a) an equity or debt interest in any corporation, partnership, joint venture, association, organization or other person or entity which furnishes or sells or during such period furnished or sold services or products to SCii or its Subsidiaries or purchases or during such period purchased from SCii or its Subsidiaries any goods or services, or otherwise during such period did business with SCii or its Subsidiaries; or

         (b) a beneficial interest in any contract, commitment or agreement to which SCii or its Subsidiaries are or were a party or under which SCii or its Subsidiaries are or were obligated or bound or to which any of SCii's or its Subsidiaries' properties may be or may have been subject, other than stock options and other contracts, commitments or agreements between and such persons in their capacities as employees, officers or directors of SCii or its Subsidiaries.

        3.23 Personnel Information.

         (a) Schedule 3.23 contains a complete and accurate list of all employees, independent contractors, consultants, and subcontractors of SCii and its Subsidiaries, their respective positions, dates of hire with SCii or its Subsidiaries, or any predecessors of SCii or its Subsidiaries, current salaries, benefits and other remunerations, and dates of last salary increases, and indicates which employees are parties to a written or oral agreement of employment (including confidentiality and non-competition/non-solicitation agreements).

         (b) Except as disclosed in Schedule 3.23, SCii or its Subsidiaries are not a party to any agreements with past or present employees, agents or independent contractors. No oral contracts of employment have been entered into with any employees employed by SCii or its Subsidiaries which are not terminable in accordance with applicable law and SCii or its Subsidiaries has not entered into any agreements with such employees with respect to the termination of employment. SCii or its Subsidiaries do not have any obligation to re-instate any employees, other than as required by applicable laws, regulations and collective bargaining agreements.

         (c) Except as disclosed on Schedule 3.23, at the Closing Date, SCii or its Subsidiaries will not have terminated, laid-off or dismissed (whether such dismissal is actual or constructive) in the four weeks preceding the Closing Date any employees of SCii or its Subsidiaries.

         (d) All liabilities in respect of employees have or shall have been paid in full to the Closing Date, including premium contributions, remittance and assessments for unemployment insurance, employer's health tax, income tax, workers' compensation and any other employment related legislation, accrued wages, Taxes, salaries and commissions including, without limitation, Taxes and other assessments relating to the termination of Evelyn Wachter from SCii. Except as disclosed in Schedule 3.23, the employees and managers of SCii and its Subsidiaries are not entitled to receive any indemnities (such as termination indemnities, retirement indemnities or end of work indemnities) which exceed the indemnities required by the laws, regulations and collective bargaining agreements which apply to SCii and its Subsidiaries, and no employees are entitled to participate in SCii's or its Subsidiaries' profits or to participate in retirement or life insurance plans or funds which are not required by the laws, regulations or collective bargaining agreements which apply to SCii and its Subsidiaries.

         (e) Except as set forth in Schedule 3.12(a), there are no outstanding, pending, threatened or anticipated assessments, actions, causes of action, claims, complaints, demands, orders, prosecutions or suits against SCii or its Subsidiaries or their directors, officers or agents pursuant to or under any applicable rules, regulations, collective bargaining agreements, orders or laws, including, without limitation, unemployment insurance, Tax, employer's health tax, employment standards, labor relations, occupational health and safety, human rights, workers' compensation and pay equity laws.

         (f) All vacation pay, bonuses, commissions and other emoluments relating to the employees of SCii or its Subsidiaries are accurately reflected in all respects and have been accrued in the financial records of SCii or its Subsidiaries.

         (g) Schedule 3.23 sets forth the name and address of each bank or other institution in which SCii or its Subsidiaries have established an account for investment, deposit, checking, savings or borrowing, or through which credit is extended, a brief description thereof, and the names and titles of authorized signers and limits, if any.

         3.24 Executory Agreements. All of SCii's or its Subsidiaries' leases, employment agreements and other material executory agreements, which are not described in any other Schedule hereto are listed on Schedule 3.24 attached hereto and made a part hereof. Complete copies of each have been made available to Ariel prior to the execution of this Agreement, and they and each of them will be in full force and effect on the Closing Date and thereafter for the benefit of SCii or its Subsidiaries. SCii or its Subsidiaries have not received notice of default, nor has there been any default by SCii, its Subsidiaries or any party thereto, under any of the aforesaid. All of the aforesaid are valid and binding upon SCii or its Subsidiaries.

         3.25 Insurance of Properties. All of SCii's or its Subsidiaries' properties and operations are adequately insured, and have been during the past five (5) years, by reputable insurers, against loss or damage of the kinds and in amounts customarily insured against by such persons, and SCii or its Subsidiaries' carry, with such insurers in customary amounts, such other insurance, including larceny, embezzlement or other criminal misappropriation insurance and business interruption insurance, as is usually carried by companies of established reputation engaged in the same or a similar business similarly situated. Schedule 3.25 attached hereto and made a part hereof contains a complete and correct list of all policies of insurance of every kind and nature covering SCii or its Subsidiaries, including without limitation, policies of life, fire, theft, employee fidelity and other casualty and liability insurance, indicating the insurer, the policy number, the type of coverage, the amount of coverage and the expiration date of each policy. Such policies are and will be at Closing in full force and effect, and will be unaffected by the transactions contemplated by this Agreement. Complete and correct copies of each such policy have been made available to Ariel prior to the execution of this Agreement.

         3.26 Guarantees, Warranties and Discounts. Except as described in
Schedule 3.26 attached hereto,

         (a) Neither SCii or its Subsidiaries, nor Alis is a party to or bound by any agreement of guarantee, indemnification, assumption or endorsement or any other like commitment of the obligations, liabilities (contingent or otherwise) or indebtedness of any person with respect to or in connection with SCii's or its Subsidiaries' business;

         (b) Neither SCii nor its Subsidiaries have given any guarantee or warranty in respect of any of the products sold or the services provided by them, except warranties made in the ordinary course of its business and in the form of SCii's or its Subsidiaries' standard written warranty, and except for warranties implied by law;

         (c) SCii or its Subsidiaries are not now subject to any agreement or commitment, and SCii or its Subsidiaries have not, within three (3) years prior to the date hereof, entered into any agreement with or made any commitment to any customer which would require SCii or its Subsidiaries to repurchase any products sold to such customers or to adjust any price or grant any refund, discount or other concession to such customer; and

         (d) SCii or its Subsidiaries are not required to provide any letters of credit, bonds or other financial security arrangements in connection with any transactions with its suppliers or customers.

         3.27 Books and Records. The books and all corporate and financial records of SCii and its Subsidiaries are complete and correct in all material respects and have been maintained in accordance with applicable sound business practices, laws and other requirements.

         3.28 Subsidies and Public Aids.Schedule 3.28 hereto enumerates the subsidies granted by governmental or public organizations (including Anvar and Coface), be it national, regional, departemental or other, as well as the leases and other contracts and preferential conditions granted by a governmental authority be it national, regional, departemental or other, to SCii and its Subsidiaries and from which SCii and its Subsidiaries currently benefit or have benefited since their incorporation. Except as disclosed in Schedule 3.28, SCii and its Subsidiaries have satisfied all conditions which have to be satisfied in connection with the subsidies they have received. In particular, SCii and its Subsidiaries will, in no event, be required to reimburse for any reason whatsoever the subsidies already received, which are non-reimbursable subsidies. Subsidies which are reimbursable will not be accelerated for any reason whatsoever, and neither SCii nor its Subsidiaries will be required to pay any indemnity or penalty of any nature whatsoever (including in the form of an increase in any applicable interest rate) in connection with any reimbursable subsidy already directly or indirectly received.

         3.29 Suppliers and Customers. Schedule 3.29 lists for the fiscal year ending December 31, 1997 the five (5) principal suppliers and five (5) principal customers of SCii and its Subsidiaries. Except as disclosed in Schedule 3.29 none of these suppliers or customers have broken off or interrupted, or threatened in writing to break off or interrupt, relations with SCii and its Subsidiaries, and none of these customers have reduced or threatened to reduce their orders significantly.

         3.30 Disclosure. No representation or warranty by Alis in this Agreement, nor any statement, certificate or Schedule furnished by or on behalf of Alis or SCii or its Subsidiaries pursuant to this Agreement nor any document or certificate delivered to Ariel pursuant to this Agreement contains any untrue or misleading statement of a material fact or omits or will omit to state a material fact reasonably related to the transactions covered by this Agreement, and all such representations and warranties are and on the Closing Date will be accurate and complete in all material respects.

4.       Representations of Alis Regarding the SCii Stock.

         Alis represents and warrants to Ariel, upon which representations and warranties Ariel relies, and which representations and warranties shall survive the Closing, regardless of any investigation by Ariel of the affairs of Alis, as follows:

         4.1 Marketable Title to SCii Stock. Alis has good, valid and marketable title to the SCii Stock set forth on Schedule I attached hereto, which is free and clear of any and all agreements, covenants, conditions, restrictions, voting trust arrangements, security agreements, liens, charges, encumbrances, options and adverse claims or rights whatsoever. No restrictions are applicable on the transfer of any of the SCii Stock that would prevent such SCii Stock from being transferred to Ariel pursuant to this Agreement. Schedule I attached hereto sets forth a true and correct description of all SCii Stock owned by Alis, and such SCii Stock represents Alis' entire ownership interest in SCii and will at Closing be free of any restriction on their transfer.

         4.2 Authority. Alis has the full right, power and authority to enter into this Agreement and to transfer, convey and sell to Ariel at the Closing the SCii Stock to be sold by Alis hereunder and, upon consummation of the purchase contemplated hereby, Ariel will acquire from Alis good and marketable title to such SCii Stock, free and clear of all covenants, conditions, restrictions, voting trust arrangements, liens, charges, encumbrances, options and adverse claims or rights whatsoever.

         4.3 No Prohibitions on Transfer. Alis is not a party to, subject to or bound by any agreement or any judgment, order, writ, prohibition, injunction or decree of any court or other governmental body that would prevent the execution or delivery of this Agreement by Alis or the transfer, conveyance and sale of the SCii Stock to be sold by Alis to Ariel pursuant to the terms hereof.

5.       Representations and Warranties of Ariel.

         Ariel represents and warrants to Alis, as follows:

         5.1 Organization and Related Matters. Ariel is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has full corporate power to enter into this Agreement and to consummate the transactions contemplated hereby.

         5.2 No Breach of Charter or Contract. Neither the execution, delivery and performance of this Agreement and the consummation by Ariel, nor compliance with the terms and provisions of this Agreement by Ariel, will conflict with or result in a breach of any of the terms, conditions or provisions of the Certificate of Incorporation, as amended, or by-laws of Ariel, or of any contracts to which Ariel is a party.

         5.3 Authorization of Agreement. The execution, delivery and performance of this Agreement by Ariel have been duly and validly authorized and approved by the Board of Directors of Ariel and no other proceedings on the part of Ariel are necessary to authorize the execution, delivery and performance of this Agreement by Ariel.

6.       Alis' Post-Closing Covenants.

         6.1 No Solicitation. Alis agrees that for a period of two (2) years from the Closing Date they will not directly or indirectly solicit for employment or employ any person now employed by SCii and its Subsidiaries without the prior written consent of Ariel.

         6.2 No Competition. In consideration of the sale of the SCii Stock, Alis undertakes that it will not, directly or through any Affiliate or Person, for a period of two (2) years from the execution of this Agreement, within France and the United Kingdom, carry on or be engaged in any activity competing with the businesses of SCii and its Subsidiaries, as carried out as of the date hereof.

         6.3 Confidentiality. Alis undertakes not to, at any time after the Closing Date, disclose or use for any purpose any information concerning SCii and its Subsidiaries or their business affairs (including but not limited to any of the information referenced in Section 3.15 hereof), except:

         (i) to the extent required by applicable laws;

         (ii) to their professional advisers under circumstances of confidentiality; or

         (iii) to the extent that such information is at the date hereof or hereafter becomes public knowledge other than through improper disclosure by any Person.

7.       Indemnification.

         7.1 Survival of Representations and Warranties. All of the representations and warranties of Alis (except for those contained in Section
3.1 (Capitalization of SCii), Section 3.2 (Authorization), Section 3.7 (Tax Matters), Section 3.12 (Litigation) and Section 3.15 (Product Warranties; Defects; Liability)) contained herein or in any document certificate or other instrument required to be delivered hereunder shall survive the Closing and continue in full force and effect until November 23, 2001. The representations and warranties of Alis contained in Sections 3.1, 3.2, 3.7, 3.12 and 3.15 shall survive the Closing and shall continue in full force and effect without limit as to time (subject to any applicable statutes of limitations and any extensions or waivers thereof for taxes). The termination of any such representation and warranty, however, shall not affect any claim for breaches of representations or warranties if written notice thereof is given to the breaching party or parties prior to such termination date. The representations and warranties of Ariel contained in Sections 5.1, 5.2 and 5.3 shall survive the Closing and shall continue in full force and effect without limit as to time (subject to any applicable statutes of limitations). All covenants and indemnities of any party in this Agreement or in any document or certificate delivered hereunder shall, unless otherwise specifically provided therein, remain in full force and effect forever.

         7.2 Indemnification Provisions for the Benefit of Ariel. (a) Alis agrees to indemnify, defend and hold harmless Ariel and its directors, officers and Affiliates against and in respect of all liabilities, obligations, judgments, liens, injunctions, charges, orders, decrees, rulings, damages, dues, assessments, Taxes, losses, fines, penalties, expenses, fees, costs, amounts paid in settlement (including attorneys' and expert witness fees and disbursements in connection with investigating, defending or settling any action or threatened action), arising out of any claim, damages, complaint, demand, cause of action, audit, investigation, hearing, action, suit or other proceeding asserted or initiated or otherwise existing in respect of any matter (collectively, the "Losses") that results from the inaccuracy of any representation or warranty made by Alis herein or any third party allegation which if true would mean a representation or warranty made by Alis herein was inaccurate, or resulting from any misrepresentation, breach of warranty (as if all materiality and knowledge provisions were not contained therein) or nonfulfillment of any agreement or covenant of Alis contained herein or in any agreement or instrument required to be entered into in connection herewith or from any misrepresentation in or omission from any schedule, document, certificate or other instrument required to be furnished by Alis hereunder. Ariel shall provide Alis written notice for any claim made in respect of the indemnification provided in this Section 7.2, whether or not arising out of a claim by a third party, which notice shall set out in reasonable detail the factual basis of the claim. In any event, Alis will have no liability under this Agreement until the total of all Losses in the aggregate exceeds One Hundred Thousand and no/100 U.S. Dollars (US$100,000.00) and then Ariel shall be entitled to collect the entire amount of all Losses, including but not limited to, those amounts aggregating to such $100,000.00.

         (b) In no event shall the liability of Alis for indemnification under
Section 7.2(a) exceed in the aggregate $3,050,000 except that claims for indemnification for losses, costs, claims, demands, damages, liabilities and expenses (including reasonable attorneys' fees) of any type arising under
Section 7.2(a) from any of the following shall not be limited to $3,050,000;

                  (i) any liability under Section 7.2(a) which results from claims asserted by any taxing authority or other governmental agency against Ariel, SCii or their respective successors or assigns (including without limitation liabilities for claims in connection with income and employment taxes or other payments with respect to employees and consultants of SCii accruing on or prior to the Closing Date, including without limitation unemployment insurance); or

                  (ii) knowing and intentional misrepresentation of the representations or warranties of Alis and SCii; or

                  (iii) any liability under Section 7.2(a) which results from claims asserted in connection with any environmental laws.

         (c) Where there is a legitimate purpose in connection with Alis' defense of a claim for which Alis is or may be required to indemnify Ariel, upon prior reasonable written request by Alis specifying the need therefor, Ariel and/or SCii shall provide Alis with copies of all information or documentation as may be necessary for Alis to prepare a full and complete defense to any such claim; provided, however, that the foregoing right shall not be exercisable in such a manner as to interfere unreasonably with the normal operations and business of Ariel or SCii; and provided, further, that, as to so much of such information as constitutes trade secrets or confidential business information of Ariel or SCii, Alis and its officers, directors and representatives, in addition to any other duties of confidentiality, will use due care to not disclose such information except (i) as required by law or (ii) with the prior written consent of Ariel.

         7.3 Indemnification Provisions for Benefit of Alis. Ariel hereby agrees to indemnify, defend and hold harmless Alis and its directors, officers and Affiliates against and in respect of all liabilities, obligations, judgments, liens, injunctions, charges, orders, decrees, rulings, damages, dues, assessments, Taxes, losses, fines, penalties, damages, expenses, fees, costs, amounts paid in settlement (including attorneys' and expert witness fees and disbursements in connection with investigating, defending or settling any action or threatened action) arising out of any claim, complaint, demand, cause of action, audit, investigation, hearing, action, suit or other proceeding asserted or initiated in respect of any matter that results from the inaccuracy of any representation or warranty made by Ariel herein, or any third party allegation which if true would mean a representation or warranty made by Ariel herein was inaccurate, or resulting from any misrepresentation, breach of warranty or nonfulfillment of any agreement or covenant of Ariel contained herein or in any agreement or instrument required to be entered into in connection herewith or from any misrepresentation in or omission from any schedule, document, certificate or other instrument required to be furnished by Ariel hereunder. Alis shall provide Ariel written notice for any claim made in respect of the indemnification provided in this Section 7.3, whether or not arising out of a claim by a third party.

         7.4      Matters Involving Third Parties.

         (a) If any third party shall notify any party to this Agreement (the "Indemnified Party") with respect to any matter (a "Third Party Claim") which may give rise to a claim for indemnification against any other party (the "Indemnifying Party") under this Article 7, then the Indemnified Party shall promptly notify each Indemnifying Party thereof in writing; provided, however, that no delay on the part of the Indemnified Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party forfeits any substantial rights or defenses.

         (b) Any Indemnifying Party will have the right to defend the Indemnified Party against the Third Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party so long as (i) the Indemnifying Party notifies the Indemnified Party - in writing within fifteen (15) days after the Indemnified Party has given notice of the Third Party Claim that the Indemnifying Party will indemnify the Indemnified Party from and against the entirety of any Losses the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim, (ii) the Indemnifying Party provides the Indemnified Party with evidence acceptable to the Indemnified Party that the Indemnifying Party will have the financial resources to defend against the Third Party Claim and fulfill its indemnification obligations hereunder, (iii) the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief, (iv) settlement of, or an adverse judgment with respect to, the Third Party Claim is not, in the good faith judgment of the Indemnified Party, likely to establish a precedential custom or practice adverse to the continuing business interests of the Indemnified Party, and (v) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently.

         (c) So long as the Indemnifying Party is conducting the defense of the Third Party Claim in accordance with subsection (b) above, (i) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim, (ii) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (which consent shall not unreasonably be withheld or delayed), and (iii) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim unless written agreement is obtained releasing the Indemnified Party from all liability thereunder.

         (d) In the event any of the conditions in subsection (b) above is or becomes unsatisfied, however, (i) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner it may deem appropriate (and the Indemnified Party need not consult with, or obtain any consent from, any Indemnifying Party in connection therewith), (ii) the Indemnifying Parties will reimburse the Indemnified Party promptly and periodically for the costs of defending against the Third Party Claim (including attorneys' fees and expenses), and (iii) the Indemnifying Parties will remain responsible for any Losses the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim to the fullest extent provided in this Article 7.

         7.5 Escrow; Rights of Set-Off. Upon the occurrence of or the discovery of an indemnification event and upon notice to Alis specifying in reasonable detail the basis for a set-off, Ariel may give notice of a claim in such amount under the Escrow Agreement. Neither the exercise of nor the failure to exercise the right to give a notice of claim under the Escrow Agreement will constitute an election of remedies or limit Ariel in any manner in the enforcement of any other remedies that may be available to Ariel.

         7.6 Non-Exclusive Remedy. The foregoing indemnification provisions are in addition to, and not in derogation of, any statutory, equitable, or common law remedy any party hereto may have for breach of representation, warranty, or covenant any party may have with respect to SCii or the transactions contemplated by this Agreement.

8.       Arbitration.

         8.1 Any dispute, controversy or claim arising out of or relating solely to this Agreement and the Escrow Agreement, including the breach thereof, shall be settled by an amicable effort on the part of both parties. An attempt to arrive at a settlement shall be deemed to have failed thirty (30) days after either party so notifies the other party in writing, and either party may institute arbitration or any related proceeding thirty (30) days after the date of such notice.

         8.2 If an attempt at settlement has failed, and written notice thereof has been given as provided herein, any and all claims, disputes, controversies or differences between the parties arising out of or in connection with this Agreement shall be finally settled by arbitration under the Rules of Arbitration of the International Chamber of Commerce by three arbitrators appointed in accordance with such Rules. The two (2) party-appointed arbitrators shall agree on the third arbitrator within thirty (30) days of their appointment by the parties, failing which the third arbitrator shall be appointed by the ICC Court of Arbitration.

         The arbitration shall take place in New York, New York and shall be conducted in the English language. The arbitral award shall be in English.

9.       General.

         9.1 Governing Law. This Agreement shall be governed in all respects, whether as to validity, construction, capacity, performance or otherwise, by the internal laws of the State of Delaware in the United States of America. If any provision of this Agreement shall be held invalid by a court with jurisdiction over the parties to this Agreement, then and in that event such provision shall be deleted from the Agreement, which shall then be construed to give effect to the remaining provisions thereof. Alis consents to the exclusive jurisdiction of, and agrees that the sole forum for resolution of any dispute shall be in, the courts of the State of Delaware, in connection with any dispute that may be properly brought to a court pursuant to this Agreement or is related to the transactions contemplated hereby.

         9.2 Payment of Expenses. Whether or not the transactions contemplated hereby are consummated, Ariel shall pay its own expenses, and Alis shall pay its own and SCii's expenses, in connection with the negotiation, authorization, preparation, execution and performance of this Agreement, including, without limitation, all fees and expenses of investment banking firms, agents, representatives, counsel and accountants.

         9.3 Survival of Covenants. All covenants and agreements contained herein which are to be performed or fulfilled after the Closing Date shall survive and remain in full force and effect.

         9.4 Notices. Any payments, notices or other communications required or permitted hereunder shall be given in writing and deemed to have been properly given if and when delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

      if to Ariel:         Ariel Corporation
                           2540 Route 130
                           Cranbury, New Jersey 08512
                           U.S.A.
                           Attention:  Anthony Agnello, Chief Executive Officer

      with copies to:      Gadsby & Hannah LLP
                           Attn: Lawrence H. Gennari, Esquire
                           225 Franklin Street
                           Boston, Massachusetts 02110
                           U.S.A.

                           Salans Hertzfeld & Heilbronn
                           Attn: M. Johannes Jonas
                           9, Rue Boissy D'Anglas
                           75008 Paris
                           France

      if to Alis:          Alis Technolgies Inc.
                           100 Alexis Nihon Boulevard, Suite 600
                           Montreal, Quebec H4M 2P2
                           Canada
                           Attention:  Claude Lemay, Chief Executive Officer

      with a copy to:      Desjardins Ducharme Stein Monast
                           Attn:  M. Richard Comtois
                           600 de La Gauchetiere Street West, Suite 2400
                           Montreal, Quebec H3B 4L8
                           Canada
or such other address as shall be furnished in writing by any party, and any such payment, notice or communication shall be deemed to have been made or given five (5) business days after the date so mailed (except that a notice of change of address shall not be deemed to have been given until received by the addressee) or on the date of actual receipt, whichever first occurs.

         9.5 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors, assigns, heirs, executors, administrators and legal representatives, provided, however, that Alis shall not assign any of its rights or delegate any of its obligations hereunder to any party without the prior written consent of Ariel, which consent shall be at Ariel's sole discretion.

         9.6 Headings. The descriptive headings of the several Articles and Sections of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

         9.7 Counterparts. This Agreement may be executed in one or more counterparts, all of which together shall considered one and the same agreement.

         9.8 Waiver. The failure of any party to this Agreement at any time or times to required performance of any provision hereof shall in no manner affect such party's right at a later time to enforce the same. No waiver by any party of any condition, or of the breach of any term, covenant, representation or warranty contained in this Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or a waiver of any other condition or the breach of any other term, covenant, representation or warranty of this Agreement.

         9.9 Entire Agreement. This Agreement, together with the Schedules and Exhibits annexed hereto, contains the entire agreement among the parties hereto with respect to the transactions contemplated herein, and supersedes all prior agreements and understandings, whether written or oral, among the parties hereto with respect to the subject matter of this Agreement.

         9.10 Additional Actions. Ariel and Alis agree, and Alis agrees to cause SCii and its Subsidiaries, to execute and deliver such other documents, certificates, agreements and other writings and to take such other actions as may be necessary or desirable in order to consummate or implement expeditiously the transactions contemplated by this Agreement.

         9.11 Severability. The parties intend that in the event that any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal, or unenforceable in any respect, then such invalid, illegal or unenforceable provision shall not affect the other provisions of this Agreement, and this Agreement shall be construed as if such provision had never been contained herein.

         IN WITNESS WHEREOF, this Agreement has been signed by each of parties hereto as of the day and year first above written.

                            ARIEL CORPORATION


                            By:___________________________________
                                 Anthony Agnello, Chairman and
                                 Chief Executive Officer

                            ALIS TECHNOLOGIES INC.


                            By:___________________________________
                                 Pierre Myrand, Vice President, Finance and
                                 Chief Financial Officer